Exhibit 2.1

THIRD AMENDMENT

TO

CONTRIBUTION AGREEMENT

JULY 19, 2012

This Third Amendment (this “Third Amendment”), effective as of the date hereof, to the Contribution Agreement dated as of April 25, 2012, as amended on June 15, 2012 and July 6, 2012 (the “Contribution Agreement”), is made and entered into by and among Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy GP, LLC, a Delaware limited liability company and the general partner of NRGY, Inergy Sales & Service, Inc., a Delaware corporation, and Suburban Propane Partners, L.P., a Delaware limited partnership (“Acquirer”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.

WHEREAS, the Parties desire to amend the Contribution Agreement pursuant to Sections 5.14(b) and 10.1 thereof to memorialize their agreement to permit the Acquirer to use a combination of cash and equity for payment for the Cash Consideration in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, the Contribution Agreement is hereby amended as follows:

1.	Section 2.4(b)(v) shall be replaced in its entirety as follows:

(v) Cash Consideration. The Cash Consideration; provided, that the payment of the portion of the Cash Consideration represented by the Exchange Offer Cash Consideration, if any, shall be effected and satisfied by Acquirer delivering, or causing to be delivered, the Additional Equity Consideration but only to the extent that the aggregate value of such Additional Equity Consideration is equal to the amount of the Exchange Offer Cash Consideration.

2.	The second sentence of Section 5.22(b) shall be replaced in its entirety as follows:

“Effective as of 12:01 am Eastern time on the Contribution Closing Date (or, with respect to Transferred Leave Employees, the date such employee returns to active service), each Propane Group Employee and Transferred Leave Employee shall be eligible to participate in the employee benefit plans provided by Acquirer and its Affiliates (the “Suburban Benefit Plans”) on the same terms and conditions as similarly situated employees of Acquirer and its Affiliates.”

3.	The following definitions shall be added to Exhibit A to the Contribution Agreement:

“Additional Equity Consideration” means a number of Suburban Common Units derived by dividing (a) the Exchange Offer Cash Consideration by (b) $42.50, rounded to the nearest whole Suburban Common Unit; provided that the aggregate number of such additional Suburban Common Units shall not exceed 2,048,282.

“Exchange Offer Cash Consideration” means $200,000,000 less the Exchange Offer Cash Adjustment.

“Initial Equity Consideration” means a number of Suburban Common Units derived by dividing (a) $600,000,000 by (b) the Issue Price, rounded to the nearest whole Suburban Common Unit.

4.	The following definitions contained in Exhibit A to the Contribution Agreement shall be replaced in their entirety:

“Cash Consideration” means the Exchange Offer Cash Consideration and the cash adjustments pursuant to Section 2.4(a)(xvi), Section 2.5 and Section 5.4.

“Equity Consideration” means the Initial Equity Consideration plus the Additional Equity Consideration.

“NRGY Retained Units” means a number of Suburban Common Units derived by multiplying the Equity Consideration by one percent (1%), rounded to the nearest whole Suburban Common Unit.

5.	This Third Amendment together with the Contribution Agreement supersedes all other agreements among the Parties relating to the matters discussed herein and therein.

6.	This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery by any Party of an executed signature page of this Third Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.	Except as expressly set forth herein, nothing herein shall affect, limit, amend, supplement or otherwise modify (i) the Contribution Agreement or (ii) the conditions to the Exchange Offer as set forth in the Exchange Offer Documents.

8.	The provisions set forth in Article IX of the Contribution Agreement are incorporated herein by reference.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

CONTRIBUTOR PARTIES:

INERGY, L.P.

By:	Inergy GP, LLC, its general partner

By:	/s/ John J. Sherman

John J. Sherman
President and Chief Executive Officer

INERGY GP, LLC

By:	/s/ John J. Sherman

John J. Sherman
President and Chief Executive Officer

INERGY SALES & SERVICE, INC.

By:	/s/ John J. Sherman

John J. Sherman
President and Chief Executive Officer

ACQUIRER:

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael J. Dunn, Jr.

Michael J. Dunn, Jr.
President and Chief Executive Officer

Signature Page to the Third Amendment to Contribution Agreement